      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 13, 2002
                                                 REGISTRATION NO. 333-________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                             DUKE ENERGY CORPORATION
             (Exact name of registrant as specified in its charter)

           NORTH CAROLINA                                     56-0205520
    (State or other jurisdiction                           (I.R.S. Employer
  of incorporation or organization)                     Identification Number)

                             526 SOUTH CHURCH STREET
                         CHARLOTTE, NORTH CAROLINA 28202
                                 (704) 594-6200
               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                     executive offices, including zip code)

                                   ----------

          WESTCOAST ENERGY LONG TERM INCENTIVE SHARE OPTION PLAN, 1989
                           (AS AMENDED APRIL 26, 2000)
                            (Full title of the plan)

                                 DAVID L. HAUSER
                       SENIOR VICE PRESIDENT AND TREASURER
                             DUKE ENERGY CORPORATION
                             526 SOUTH CHURCH STREET
                         CHARLOTTE, NORTH CAROLINA 28202
                     (Name and address of agent for service)

                                 (704) 594-6200
          (Telephone number, including area code, of agent for service)

                                   Copies to:

                  MARTHA B. WYRSCH                  JEFFERY B. FLOYD
              DUKE ENERGY CORPORATION              VINSON & ELKINS L.L.P.
             370 17TH STREET, SUITE 900           1001 FANNIN, SUITE 2300
               DENVER, COLORADO 80202            HOUSTON, TEXAS 77002-6760
                   (303) 595-3331                     (713) 758-2222

                         CALCULATION OF REGISTRATION FEE

=======================================================================================================================
                                                              PROPOSED MAXIMUM      PROPOSED MAXIMUM     AMOUNT OF
         TITLE OF SECURITIES              AMOUNT TO BE         OFFERING PRICE      AGGREGATE OFFERING   REGISTRATION
          TO BE REGISTERED                 REGISTERED           PER SHARE(3)             PRICE(3)            FEE
-----------------------------------------------------------------------------------------------------------------------

Common Stock, without par value(1)   2,787,000 shares(2)          $35.89              $100,025,430          $9,203
=======================================================================================================================

(1) Includes Duke Energy Corporation Preference Stock Purchase Rights. Prior to the occurrence of certain events, purchase rights for Duke Energy Corporation Series A Participating Preference Stock will not be evidenced separately from the Duke Energy Corporation Common Stock.

(2) If, as a result of stock splits, stock dividends or similar transactions, the number of securities purported to be registered on this registration statement changes, the provisions of Rule 416 under the Securities Act of 1933, as amended, shall apply to this registration statement, and this registration statement shall be deemed to cover the additional securities resulting from the split of, or the dividend on, the securities covered by this registration statement.

(3) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, as amended, on the basis of the average ($35.89) of the high and low price of the shares of Duke Energy Corporation Common Stock reported on the New York Stock Exchange on March 12, 2002.

                                     PART II
               INFORMATION REQUIRED IN THIS REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by Duke Energy Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

          o the Company's annual report on Form 10-K for the year ended December 31, 2000;

          o the Company's quarterly reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001;

          o the Company's current reports on Form 8-K dated March 5, 2001, March 13, 2001, September 21, 2001 (excluding the information furnished in Item 9 thereof, which is not deemed filed and which is not incorporated by reference herein), November 20, 2001 and January 9, 2002;

          o the description of the Common Stock, without par value (the "Common Stock"), of the Company, which is contained in the Company's registration statement on Form S-3, Registration No. 333-81940, filed with the Commission on February 1, 2002, including any amendments or reports filed for the purpose of updating such description; and

          o the description of the Preference Stock Purchase Rights contained in the Company's registration statement on Form 8-A, filed with the Commission on March 8, 1999, pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the effective date of this registration statement, and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Certain legal matters with respect to the offering of the securities will be passed on for the Company by Edward M. Marsh, Jr., Esq., who is the Company's Deputy General Counsel and Assistant Secretary. As of December 31, 2001, Mr. Marsh owned 9,918 shares of the Company's common stock or common stock units and options to purchase 36,350 shares, 5,850 of which were exercisable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Sections 55-8-50 through 55-8-58 of the North Carolina Business Corporation Act and the By-Laws of the Company permit indemnification of its directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933, as amended (the "Securities Act"). In addition, the Company has purchased insurance permitted by the law of North Carolina on behalf of directors, officers, employees or agents which may cover liabilities under the Securities Act.

     The Restated Articles of Incorporation of the Company provide that a director shall not be personally liable for monetary damages for breach of fiduciary duty as a director except to the extent such exemption from liability or limitation thereof is not permitted under the North Carolina Business Corporation Act.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

     Unless otherwise indicated below as being incorporated by reference to another filing of the Company with the Commission, each of the following exhibits is filed herewith:

        4(A) Restated Articles of Incorporation of the registrant, dated June 18, 1997 (filed with Form S-8, Registration No. 333-29563, effective June 19, 1997, as Exhibit 4(G)).

        4(B) Articles of Amendment to Restated Articles of Incorporation of the registrant (filed with the registrant's annual report on Form 10-K, File No. 1-4928, for the year ended December 31, 1999, as
              Exhibit 3-A).

        4(C) By-Laws of the registrant, as amended (filed with Form S-3, Registration No. 333-52204, as Exhibit 4(B)).

        4(D) Westcoast Energy Long-Term Incentive Share Option Plan, 1989, as amended April 26, 2000

        5     Opinion of Edward M. Marsh

       23(A)  Independent Auditor's Consent

       23(B)  Consent of Edward M. Marsh (included in Exhibit 5)

       24     Power of Attorney

ITEM 9. UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on the 13th day of March, 2002.


                                    By:  Richard B. Priory
                                         Chairman of the Board, President,
                                         and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                   TITLE                                     DATE
---------                   -----                                     ----

R.B. Priory                 Chairman of the Board, President, and     March 13, 2002
                            Chief Executive Officer (Principal
                            Executive Officer)

Robert P. Brace             Executive Vice President and Chief        March 13, 2002
                            Financial Officer (Principal Financial
                            Officer)

Keith G. Butler             Senior Vice President and Corporate       March 13, 2002
                            Controller (Principal Accounting
                            Officer)

G. Alex Bernhardt
William A. Coley
William T. Esrey
Ann Maynard Gray
Dennis R. Hendrix           A majority of the Directors               March 13, 2002
George Dean Johnson, Jr.
D. Max Lennon
Leo E. Linbeck, Jr.
James G. Martin
James T. Rhodes

Myron L. Caldwell, by signing his name hereto, does hereby sign this document on behalf of Duke Energy Corporation and on behalf of each of the above-named persons pursuant to a power of attorney duly executed by Duke Energy Corporation and such persons, filed with the Securities and Exchange Commission as an exhibit hereto.

                                                  /s/ MYRON L. CALDWELL
                                                  ------------------------------
                                                  Myron L. Caldwell

                                INDEX TO EXHIBITS


EXHIBIT
NUMBER          DESCRIPTION
-------         -----------

 4(A)          Restated Articles of Incorporation of the registrant, dated June
               18, 1997 (filed with Form S-8, Registration No. 333-29563, effective June 19, 1997, as Exhibit 4(G)).

 4(B) Articles of Amendment to Restated Articles of Incorporation of the registrant (filed with the registrant's annual report on Form
               10-K, File No. 1-4928, for the year ended December 31, 1999, as
               Exhibit 3-A).

 4(C) By-Laws of the registrant, as amended (filed with Form S-3, Registration No. 333-52204, as Exhibit 4(B)).

 4(D) Westcoast Energy Long-Term Incentive Share Option Plan, 1989, as amended April 26, 2000

 5             Opinion of Edward M. Marsh

23(A)          Independent Auditor's Consent

23(B)          Consent of Edward M. Marsh (included in Exhibit 5)

24             Power of Attorney